AMENDED AND RESTATED BYLAWS

OF

MISSION COMMUNITY BANCORP

(a California corporation)

Adopted March 27, 2012

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TABLE OF CONTENTS

ARTICLE I

Section 1.1PRINCIPAL OFFICES.
Section 1.2CHANGE IN LOCATION OR NUMBER OF OFFICES.
ARTICLE II

Section 2.1PLACE OF MEETINGS.
Section 2.2ANNUAL MEETINGS.
Section 2.3NOMINATIONS FOR DIRECTOR.
Section 2.4SPECIAL MEETINGS.
Section 2.5QUORUM.
Section 2.6ADJOURNED MEETING AND NOTICE THEREOF.
Section 2.7VOTING.
Section 2.8VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS.
Section 2.9ACTION WITHOUT MEETING.
Section 2.10PROXIES.
Section 2.11INSPECTORS OF ELECTION.
ARTICLE III

Section 3.1POWERS.
Section 3.2NUMBER OF DIRECTORS.
Section 3.3ELECTION AND TERM OF OFFICE.
Section 3.4VACANCIES.
Section 3.5REMOVAL.
Section 3.6RESIGNATION.
Section 3.7FEES AND COMPENSATION.
Section 3.8INDEMNIFICATION OF CORPORATE AGENTS.
Section 3.9TRANSACTIONS BETWEEN THE CORPORATION AND ITS DIRECTORS.
ARTICLE IV COMMITTEES OF THE BOARD OF DIRECTORS

Section 4.1DESIGNATION OF COMMITTEES
Section 4.2POWERS OF COMMITTEES
ARTICLE V MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

Section 5.1PLACE OF MEETINGS.
Section 5.2ORGANIZATION MEETING.
Section 5.3SPECIAL MEETINGS.
Section 5.4ACTION WITHOUT MEETING.
Section 5.5ACTION AT A MEETING; QUORUM AND REQUIRED VOTE.
Section 5.6VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS.
Section 5.7WAIVER OF NOTICE BY ATTENDANCE.
Section 5.8ADJOURNMENT.

TABLE OF CONTENTS

(continued)

Section 5.9NOTICE OF ADJOURNMENT.
ARTICLE VI

Section 6.1OFFICERS.
Section 6.2ELECTION.
Section 6.3SUBORDINATE OFFICERS, ETC.
Section 6.4REMOVAL AND RESIGNATION.
Section 6.5VACANCIES.
Section 6.6CHAIRMAN OF THE BOARD.
Section 6.7VICE CHAIRMAN OF THE BOARD.
Section 6.8PRESIDENT.
Section 6.9VICE PRESIDENTS.
Section 6.10SECRETARY.
Section 6.11CHIEF FINANCIAL OFFICER.
ARTICLE VII RECORDS AND REPORTS

Section 7.1MINUTE BOOK.
Section 7.2SHARE REGISTER.
Section 7.3BOOKS AND RECORDS OF ACCOUNT.
Section 7.4BYLAWS.
Section 7.5INSPECTION OF CORPORATE RECORDS.
Section 7.6ANNUAL REPORTS TO SHAREHOLDERS.
ARTICLE VIII

Section 8.1RECORD DATE.
Section 8.2CHECKS, DRAFTS, ETC.
Section 8.3CONTRACTS, ETC., HOW EXECUTED.
Section 8.4ISSUANCE AND RECORDATION OF SHARES.
Section 8.5STATEMENTS ON CERTIFICATE FOR SHARES.
Section 8.6LOST, STOLEN OR DESTROYED CERTIFICATES.
Section 8.7REPRESENTATION OF SHARES OF OTHER CORPORATIONS.
Section 8.8CONSTRUCTION AND DEFINITIONS.
Section 8.9PURCHASE OF LIABILITY INSURANCE.
ARTICLE IX

Section 9.1POWER OF SHAREHOLDERS.
Section 9.2POWER OF DIRECTORS.

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BYLAWS

OF

Mission Community Bancorp

(a California corporation)

ARTICLE I

OFFICES

Section 1.1                                PRINCIPAL OFFICES.

The Board of Directors shall fix the location of the principal executive office (the “Head Office”) of the Corporation at any place within or outside the State of California.  If the Head Office is located outside this state, and the Corporation has one or more business offices in this state, the Board of Directors shall designate a principal business office in the State of California.

Section 1.2                                CHANGE IN LOCATION OR NUMBER OF OFFICES.

The Board of Directors may change any office from one location to another or establish or eliminate any office or offices.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1                                PLACE OF MEETINGS.

Meetings of the shareholders shall be held at any place within or without the State of California designated by the Board of Directors, or, in the absence of such designation, at the Head Office of the Corporation.  If authorized by the Board of Directors in its sole discretion, and subject to the requirement of consent  as described below and those guidelines and procedures as the Board of Directors may adopt, shareholders not physically present in person or by proxy at a meeting of shareholders may, by “electronic transmission by and to the Corporation” as defined below, or by electronic video screen communication, participate in a meeting of shareholders, be deemed present in person or by proxy, and vote at a meeting of shareholders whether that meeting is to be held at a designated place or in whole or in part by means of electronic transmission by and to the Corporation or by electronic video screen communication.

“Electronic transmission by the Corporation” means (i) a facsimile  telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that recipient on record with the Corporation, (ii) posting on an electronic message board or network which the Corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (iii) other means of electronic communication.  In all cases of electronic transmissions, the recipient must have provided an unrevoked consent to the use of those means of transmission for such communications, and the means of transmission must create a record that is capable of retention, retrieval, and review, and

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that may thereafter be rendered into clearly legible tangible form.  Further, prior to the giving of such shareholder consent, the shareholder must be informed by the Corporation (i) that the shareholder has the right to have communications provided on paper in non-electronic form, (ii) whether the consent applies to all communications or only certain types of corporate communications; and (iii) of the procedures available to the shareholder to withdraw the consent.

“Electronic transmission to the Corporation” means (i) a facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, which the Corporation has provided from time to time to shareholders for sending communications to the corporation, (ii) posting on an electronic message board or network which the Corporation has designated for those communications, and which transmission shall be validly delivered upon the posting, or (iii) other means of electronic communication. In all cases of electronic transmissions to the Corporation, the Corporation must have placed in effect reasonable measures to verify that the sender is the shareholder (in person or by proxy) purporting to send the transmission, and the means of transmission must create a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.

A meeting of the shareholders may be conducted, in whole or in part, by electronic transmission by and to the Corporation as defined above or by electronic video screen communication if (i) the Corporation implements reasonable measures to provide shareholders (in person or by proxy) a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting concurrently with those proceedings; and (ii) if any shareholder votes or takes other action at the meeting by means of electronic transmission to the Corporation or electronic video screen communication, a record of that vote or action is maintained by the Corporation.  Any request by a Corporation to a shareholder for consent to conduct a meeting of shareholders by electronic transmission shall include a notice that absent consent of the shareholder, the meeting shall be held at a physical location in accordance with the first paragraph of this Section 2.1.

Section 2.2                                ANNUAL MEETINGS.

(a)           Date and Time.  The Annual Meeting of Shareholders shall be held each year on a date and at a time designated by the Board of Directors.  The date so designated shall be within fifteen (15) months after incorporation or after the last Annual Meeting.

(b)           Business to be Transacted.  At the Annual Meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

(c)           Notice, Means.  Notice of each Annual Meeting shall be given to each shareholder entitled to vote, either personally, by electronic transmission by the Corporation as defined in Section 2.1 above, or by first-class mail, charges prepaid, addressed to such shareholder at his address appearing on the books of the Corporation or given by him to the Corporation for the purpose of notice.  If a shareholder gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the

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place where the Head Office of the Corporation is situated, or if published at least once in some newspaper of general circulation in the county in which the Head Office is located.  An affidavit of the mailing or other means of giving any notice of any Annual Meeting shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the Head Office of the Corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.  Notice given by electronic transmission by the Corporation under this subdivision shall be valid only if it complies with the requirements set forth in Section 2.1 above.  Notwithstanding the foregoing, notice shall not be given by electronic transmission by the Corporation under this subdivision after either of the following: (i) the Corporation is unable to deliver two consecutive notices to the shareholder by that means; or (ii) the inability to so deliver the notices to the shareholder becomes known to the secretary, any assistant secretary, the transfer agent, or other person responsible for the giving of the notice.

(d)           Notice, Time and Content.  All notices referred to in subsection (c) above shall be given to each shareholder entitled thereto by electronic transmission as defined in Section 2.1 above, or first-class mail not less than ten (10) days nor more than sixty (60) days before each Annual Meeting.  Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

Such notices shall specify:

(i)           the place, the date, and the hour of such meeting;

(ii)           the means of electronic transmission by and to the corporation or electronic video screen communication, if any, by which shareholders may participate in that meeting,

(iii)           those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

(iv)           if directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

(v)           the general nature of any other proposal to be acted upon at the meeting; and

(vi)           such other matters, if any, as may be expressly required by statute.

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Section 2.3                                NOMINATIONS FOR DIRECTOR.

Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors.  Notice of intention to make any nominations by a shareholder shall be made in writing and shall be delivered or mailed to and received by the Secretary of the Corporation not less than one hundred twenty (120) calendar days in advance of the date corresponding to that on which the Corporation’s proxy statement was released to the shareholders in connection with the previous year’s annual meeting of shareholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder must be received by the Secretary of the Corporation not later than the close of business on the later of (i) one hundred and twenty (120) days prior to such annual meeting; or (ii) ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.2(d) of these Bylaws. In no event shall the notice of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of shareholder’s notice as described above. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of voting stock of the Corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder and the beneficial owner, if any, on whose behalf the nomination is made; and (e) the number of shares of voting stock of the Corporation owned beneficially and of record by the notifying shareholder and such beneficial owner.  Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting, and the inspectors of election shall then disregard all votes cast for each such nominee.

The first paragraph of this Section 2.3 or a summary thereof shall be set forth in either the notice or related proxy statement concerning any shareholders’ meeting at which the election of directors is to be considered.

Section 2.4                                SPECIAL MEETINGS.

(a)           Calling of.  Special meetings of the shareholders, for the purpose of taking any action permitted by the shareholders under the General Corporation Law and the Articles of Incorporation of this Corporation, may be called at any time by the Chairman of the Board, the President, the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the outstanding shares entitled to vote.

(b)           Time and Notice of.  Upon receipt of a request in writing by one or more shareholders holding not less than ten percent (10%) of the outstanding shares entitled to vote that a special meeting of shareholders be called for any proper purpose, directed to the Chairman of the Board, President, Vice President or Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, then such officer shall forthwith cause notice to be given to shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, which time shall be not less than thirty-five (35) nor more than sixty (60) days after receipt of the request.  If such notice is not given within twenty (20) days after receipt of such request, the persons calling for the meeting may give notice thereof in the manner provided by these Bylaws or apply to the Superior Court for an order requiring the

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giving of such notice, as provided in the General Corporation Law.  Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for Annual Meetings of Shareholders.  In addition to the matters required by item (d)(i) and, if applicable, item (d)(iii) of Section 2.2 of these Bylaws, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 2.5                                QUORUM.

A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of shareholders.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.6                                ADJOURNED MEETING AND NOTICE THEREOF.

Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in Section 2.5 above.  When any shareholders' meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.  Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 2.7                                VOTING.

(a)           Record Date.  Unless a record date for voting purposes is fixed as provided in Section 8.1 of these Bylaws then, subject to the provisions of the General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

(b)           Ballot.  Voting may be oral or by written ballot; provided, however, all elections for directors must be by ballot if demand for election by ballot is made by a shareholder at the meeting and before the voting begins.  If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation.

(c)           Cumulative Voting for Election of Directors.  Subject to the requirements contained in this subsection, every shareholder entitled to vote at any election for

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directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are normally entitled, or to distribute his votes on the same principle among as many candidates as he shall deem appropriate.  No shareholder shall be entitled to cumulate his votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination in accordance with the provisions of these Bylaws and any shareholder has given notice at the meeting prior to the voting of such shareholder's intent to cumulate his votes.  The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

Section 2.8                                VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS.

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes.  The waiver of notice, consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 601(f) of the General Corporation Law, the waiver of notice, consent or approval shall state the general nature of the proposal.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

Section 2.9                                ACTION WITHOUT MEETING.

(a)           Election of Directors.  Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

(b)           Other Action.  Unless otherwise provided for in the Articles of Incorporation, any action which, under any provision of the General Corporation Law may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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Unless the consents of all shareholders entitled to vote have been solicited in writing: (i) notice of any proposed shareholder approval of (a) a contract or other transaction with an interested director, (b) indemnification of an agent of the Corporation as authorized by Section 3.8 of these Bylaws, (c) a reorganization of the Corporation as defined in the General Corporation Law, or (d) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and, (ii) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.  Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2.2 of these Bylaws.

Unless, as provided in Section 8.1 of these Bylaws, the Board of Directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given.  All such written consents shall be filed with the Secretary of the Corporation.

Any shareholder giving a written consent, or the shareholder's proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the Corporation, but may not do so thereafter.  Such revocation is effective upon its receipt by the Secretary of the Corporation.

Section 2.10                                PROXIES.

Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation.  Any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or a proxy bearing a later date executed by the person executing the prior proxy is presented to the meeting, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before said proxy is voted and counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 2.11                                INSPECTORS OF ELECTION.

(a)           Appointment, Number.  In advance of any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof.  If inspectors of election are not so appointed, or if any person so appointed fails to appear or refuses to act, the chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting as provided in the General Corporation Law.  The number of inspectors shall be either one (1) or three (3).  If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed.

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(b)           Duties.  The duties of such inspectors shall be as prescribed by the General Corporation Law and shall include:  determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.  In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.  The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

Section 3.1                                POWERS.

Subject to any limitations of the Articles of Incorporation and of the General Corporation Law to action to be authorized or approved by the shareholders and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be controlled by, the Board of Directors.  Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers:

First - To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as are consistent with law, with the Articles of Incorporation or these Bylaws, fix their compensation and require from them security for faithful service.

Second - To direct and control the affairs and business of the Corporation, and to make such rules, policies and regulations therefor are consistent with law, or with the Articles of Incorporation or the Bylaws, as they may deem best.

Third - To change the Head Office of the Corporation from one location to another as provided in Section 1.1 of these Bylaws; to fix and locate from time to time one or more offices of the Corporation, as provided in Section 1.2 of these Bylaws; to designate any place within the State of California for the holding of any shareholders' meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth - To authorize the issue of shares of stock for the Corporation from time to time, upon such terms as may be lawful.

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Fifth - To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, capital notes, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor, to the extent permitted by law.

Sixth - By resolution adopted by a majority of the authorized number of directors, to appoint committees as described in Section 4.1 of these Bylaws.

Section 3.2                                NUMBER OF DIRECTORS.

The authorized number of Directors shall be not less than eight (8) nor more than fifteen (15) unless changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote.   The exact number of directors shall be fixed, within the limits specified by this section, by a bylaw or amendment thereof or by a resolution duly adopted by a vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by a resolution duly adopted by the Board of Directors.

Section 3.3                                ELECTION AND TERM OF OFFICE.

The directors shall be elected at each Annual Meeting of Shareholders but, if any such Annual Meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  All directors shall hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified, subject to the General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board.

Section 3.4                                VACANCIES.

(a)           A vacancy in the Board of Directors exists whenever any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors, or otherwise.

(b)           Subject to the right of the holders of any class or series of Preferred Stock, except for a vacancy created by the removal of a director, vacancies on the Board of Directors may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.  A vacancy created by the removal of a director shall be filled only by a person elected by a majority of the shareholders entitled to vote at a duly held meeting at which there is a quorum present or by the unanimous written consent of the holders of the outstanding shares entitled to vote at such a meeting.

(c)           The shareholders may elect a director at any time to fill any vacancy not filled by the directors.

Section 3.5                                REMOVAL.

(a)           The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

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(b)           Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding shares entitled to vote; provided, however, that no director may be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

(c)           Any reduction of the authorized number of directors does not remove any director prior to the expiration of his term of office.

Section 3.6                                RESIGNATION.

Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Section 3.7                                FEES AND COMPENSATION.

Directors may be paid for their services in such capacity a sum in such amounts, at such times and upon such conditions as may be determined from time to time by resolution of the Board of Directors and may be reimbursed for their expenses, if any, for attendance at each meeting of the Board.  No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation in any manner therefor.

Section 3.8                                INDEMNIFICATION OF CORPORATE AGENTS.

The Corporation may indemnify each of its agents against expenses, judgments, fines, settlements and other amounts, actually and reasonably incurred by such person having been made or having been threatened to be made a party to a proceeding to the fullest extent possible by the provisions of the General Corporation Law and the Corporation may advance the expenses reasonably expected to be incurred by such agent in defending any such proceeding upon receipt of the undertaking required by the General Corporation Law.  The terms "agent," "proceeding" and "expense" made in this Section 3.8 shall have the same meaning as such terms in said Section 317 of the General Corporation Law, as amended.

Section 3.9                                TRANSACTIONS BETWEEN THE CORPORATION AND ITS DIRECTORS.

(a)           Corporation and Directors.  No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any corporation, firm or association in which one or more of its directors has a material financial interest (a mere common directorship shall not constitute a material financial interest), is either void or voidable because such director or directors or such other corporation, firm or association are parties or because such director or directors are present at the meeting of the board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if:

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(i)           the material facts as to the transaction and as to such director's interest are fully disclosed or known to the shareholders, and such contract or transaction is approved in good faith by the affirmative vote of a majority of the shares entitled to vote, represented at a duly held meeting at which a quorum is present or by the written consent of shareholders, with the shares owned by the interested director or directors not being entitled to vote thereon; or

(ii)           the material facts as to the transaction and as to such director's interest are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors, and the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified; or

(iii)           as to contracts or transactions not approved as provided in paragraph (1) or (2) of this subdivision, the person asserting the validity of the contract or transaction sustains the burden of proving that the contract or transaction was just and reasonable as to the Corporation at the time it was authorized, approved or ratified.

(b)           Corporations Having Interrelated Directors.  No contract or other transaction between the Corporation and any corporation or association of which one or more of its directors are directors is either void or voidable because such director or directors are present at the meeting of the Board or a committee thereof which authorizes, approves or ratifies the contract or transaction, if:

(i)           The material facts as to the transaction and as to such director's other directorship are fully disclosed or known to the Board or committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the common director or directors, or the contract or transaction is approved by the shareholders in good faith; or

(ii)           As to contracts or other transactions not approved as provided in paragraph (1) of this subdivision, the contract or transaction is just and reasonable as to the Corporation at the time it is authorized, approved or ratified.

This subsection (b) does not apply to contracts or transactions covered by subsection (a).

(c)           Interested Directors.  Interested or common directors may be counted in determining the presence of a quorum at a meeting of the Board or a committee thereof which authorizes, approves or ratifies a contract or transaction.

(d)           Loans and Extensions of Credit.  For purposes of this Section 3.9, the term "transaction" does not include loans or extensions of credit in the ordinary course of business.

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ARTICLE IV

COMMITTEES OF THE BOARD OF DIRECTORS

Section 4.1                                DESIGNATION OF COMMITTEES

.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate (i) one or more committees, each consisting of two or more directors, and (ii) one or more directors as alternate members of any committee, who may replace any absent member at any meeting thereof.  Any member or alternate member of a committee shall serve at the pleasure of the Board.

Section 4.2                                POWERS OF COMMITTEES

.  Any committee, to the extent provided in the resolution of the Board of Directors designating such committee, shall have all the authority of the Board, except with respect to:

(a)           The approval of any action for which the General Corporation Law of California also requires any action by the shareholders;

(b)           The filling of vacancies on the Board or in any committee thereof;

(c)           The fixing of compensation of the directors for serving on the Board or on any committee thereof;

(d)           The amendment or repeal of these Bylaws or the adoption of new bylaws;

(e)           The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f)           A distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

(g)           The appointment of other committees of the Board or the members thereof.

ARTICLE V

MEETINGS OF THE BOARD OF DIRECTORS

AND COMMITTEES THEREOF

Section 5.1                                PLACE OF MEETINGS.

Regular meetings of the Board of Directors shall be held at any place within or without the State of California which has been designated from time to time by the Board or, in the absence of such designation, at the Head Office of the Corporation.  Special meetings of the Board shall be held either at any place within or without the State of California which has been designated in the notice of meeting or, if not stated in the notice or if there is no notice, at the Head Office of the Corporation.

Section 5.2                                ORGANIZATION MEETING.

Immediately following each annual meeting of the shareholders the Board of Directors shall hold a regular meeting for the purpose of organization and the transaction of other business.  Notice of any such meeting is not required.

Section 5.3                                SPECIAL MEETINGS.

Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the Vice Chairman of the Board, the President or by any two (2) directors.  Notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, including a voice messaging system, or by a qualified means of electronic transmission as described below, addressed to him or her at the address shown upon the records of the Corporation or, if it is not so shown on such records or if not readily ascertainable, at the place at which the meetings of the directors are regularly held.  A “qualified means of electronic transmission” includes: (i) a facsimile  telecommunication or electronic mail when directed to the facsimile number or electronic mail address,  respectively, for that recipient on record with the Corporation, (ii) posting on an electronic message board or network which the Corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (iii) other means of electronic communication.   In case such notice is mailed, it shall be deposited in the United States mail in the place in which the Head Office of the Corporation is located at least four (4) days prior to the time of the holding of the meeting.  In case such notice is delivered, personally or by telephone or other electronic means, as provided above, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting.  Such mailing or delivery, personally or by telephone or other electronic means, as provided above, shall constitute due, legal and personal notice to such director.  Any notice shall state the date, place and hour of the meeting but need not state the purpose of the meeting.

Section 5.4                                ACTION WITHOUT MEETING.

Any action by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such directors.

Section 5.5                                ACTION AT A MEETING; QUORUM AND REQUIRED VOTE.

A majority of the authorized number of directors then holding office constitutes a quorum of the Board for the transaction of business.  Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication, or similar communications equipment, so long as all members participating in such meeting can hear one another.  Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 5.6                                VALIDATION OF DEFECTIVELY CALLED OR NOTICED MEETINGS.

The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof.  All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 5.7                                WAIVER OF NOTICE BY ATTENDANCE.

Attendance by a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called, noticed, or convened; provided, however, if after stating his objection, the objecting director continues to attend and by his attendance participates in any matters other than those to which he objected, he shall be deemed to have waived notice of such meeting and withdrawn his objections.

Section 5.8                                ADJOURNMENT.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

Section 5.9                                NOTICE OF ADJOURNMENT.

If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.  Otherwise notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

ARTICLE VI

OFFICERS

Section 6.1                                OFFICERS.

The officers of the Corporation shall be a President, a Secretary and a Chief Financial Officer.  The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board of Directors, a Vice Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be appointed in accordance with the provisions of Section 6.3.

Section 6.2                                ELECTION.

The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

Section 6.3                                SUBORDINATE OFFICERS, ETC.

The Board of Directors may appoint by resolution, and may empower the Chairman of the Board, if there be such an officer, or the President, to appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are determined from time to time by resolution of the Board or, in the absence of any such determination, as are provided in these Bylaws.  Any appointment of an officer shall be evidenced by a written instrument filed with the Secretary of the Corporation and maintained with the corporate records.

Section 6.4                                REMOVAL AND RESIGNATION.

(a)           Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in case of any officer chosen by the Board, by any officer upon whom such power of removal may be conferred by resolution of the Board.

(b)           Subject to the rights, if any, of the Corporation under any contract of employment, any officer may resign at any time effective upon giving written notice to the Chairman of the Board, President, any Vice President or Secretary of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

Section 6.5                                VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 6.6                                CHAIRMAN OF THE BOARD.

The Board of Directors may appoint one of its members to be the Chairman of the Board.  He or she shall, if present, preside at all meetings of the shareholders and at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed in the Bylaws.

Section 6.7                                VICE CHAIRMAN OF THE BOARD.

The Board of Directors may appoint one of its members to be the Vice Chairman of the Board.  He or she shall preside at all meetings of the shareholders and all meetings of the Board of Directors in the absence of the Chairman of the Board, and shall exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed in the Bylaws.

Section 6.8                                PRESIDENT.

Subject to such supervisory powers, if any as may be given by these Bylaws or the Board of Directors to the Chairman of the Board, if there be such an officer, the President may be the chief executive officer and general manager of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation.  He or she shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board.  He or she shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by resolution of the Board.

Section 6.9                                VICE PRESIDENTS.

In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board or as the President may from time to time delegate.

Section 6.10                                SECRETARY.

(a)           Book of Minutes.  The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the Head Office and at such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and shareholders.  The minutes shall include the time and place of the meeting, whether it is regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

(b)           Share Register.  The Secretary shall keep, or cause to be kept, at the Head Office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates (if any) issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

(c)           Other Duties.  The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by law or by the Bylaws to be given, and the Secretary shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

Section 6.11                                CHIEF FINANCIAL OFFICER.

(a)           Books of Account.  The Offices of Chief Financial Officer and Controller may be held by the same person, and any Controller, Assistant Controller or person serving similar functions shall be deemed an Assistant Treasurer of the Corporation for purposes of Section 8.3.  The Chief Financial Officer of the Corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are required to be sent to them by law or these Bylaws.  The books of account shall be open to inspection by any director at all reasonable times.

(b)           Other Duties.  The Chief Financial Officer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the Corporation, with such depositaries as may be designated by the Board of Directors.  The Chief Financial Officer shall disburse, or cause to be disbursed, such funds of the Corporation as may be ordered by the Board of Directors; shall render to the Chairman of the Board, the President and directors, upon their request, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation; and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the President or these Bylaws.

ARTICLE VII

RECORDS AND REPORTS

Section 7.1                                MINUTE BOOK.

The Corporation shall keep or cause to be kept in written form at its Head Office or such other place as the Board of Directors may order, a minute book which shall contain a record of all actions by its shareholders, Board or committees of the Board including the time, date and place of each meeting; whether a meeting is regular or special and, if special, how called; the manner of giving notice of each meeting and a copy thereof; the names of those present at each meeting of the Board or committees thereof; the number of shares present or represented at each meeting of the shareholders; the proceedings of all meetings; any written waivers of notice, consents to the holding of a meeting or approvals of the minutes thereof; and written consents for action without a meeting.

Section 7.2                                SHARE REGISTER.

The Corporation shall keep or cause to be kept at its Head Office or, if so provided by resolution of the Board of Directors, at the Corporation's transfer agent or registrar, a share register, or a duplicate share register, which shall contain the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

Section 7.3                                BOOKS AND RECORDS OF ACCOUNT.

The Corporation shall keep or cause to be kept at its Head Office or such other place as the Board of Directors may order, adequate and correct books and records of account.

Section 7.4                                BYLAWS.

The Corporation shall keep at its Head Office or, in the absence of such office in the State of California, at its principal business office in the state, the original or a copy of the Bylaws as amended to date.

Section 7.5                                INSPECTION OF CORPORATE RECORDS.

(a)           By Shareholders.  The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the Board and committees of the Board of this Corporation and any subsidiary of this Corporation shall be open to inspection upon the written demand on the Corporation by any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as the holder of such voting trust certificate.  Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the Corporation, or, in the event the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, a shareholder or shareholders who hold at least one percent (1%) of such voting shares and have filed with the Securities and Exchange Commission a Schedule 14A (or have filed with the Federal Deposit Insurance Corporation a Form F-6) relating to the election of directors of the Corporation, shall have (in person or by agent or attorney) the absolute right:  (1) to inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the Corporation and; (2) to obtain from the transfer agent for the Corporation, upon written demand and upon the tender of its usual charges, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.  The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

(b)           By Directors.  Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation.  Such inspection by a director may be made in person or by agent or attorney and the right of inspection includes the right to copy and make extracts.

Section 7.6                                ANNUAL REPORTS TO SHAREHOLDERS.

The Board of Directors of the Corporation shall cause an annual report to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal year in accordance with the provisions of the General Corporation Law.  The report shall be sent to the shareholders at least 15 (or, if sent by third-class mail, 35) days prior to the Annual Meeting of shareholders to be held during the next fiscal year.  If approved by the board of directors, that report and any accompanying material sent pursuant to this section may be sent by electronic transmission by the Corporation.

ARTICLE VIII

GENERAL CORPORATE MATTERS

Section 8.1                                RECORD DATE.

The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares.  The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed.  When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or these Bylaws.

Section 8.2                                CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

Section 8.3                                CONTRACTS, ETC., HOW EXECUTED.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.  However, any contract or other instrument in writing executed or entered into between the Corporation and any other person, when signed by (i) the Chairman of the Board, the President or any Vice President, and (ii) the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer, is not invalid as to the corporation by any lack of authority of the signing officers in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute such contract or other instrument.

Section 8.4                                ISSUANCE AND RECORDATION OF SHARES.

(a)           Certificates for Shares.  Except as provided in subsection (b) below, every holder of shares in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President; and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary; certifying the number of shares and the class or series of shares owned by the shareholder.  Any of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

(b)           Electronic Issuance and Recordation.  Notwithstanding subsection (a) above, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates as set forth in Section 8.5 below, which system (i) has been approved by the United States Securities and Exchange Commission, (ii) is authorized in any statute of the United States, or (iii) is in accordance with Division 8 (commencing with Section 8101) of the California Commercial Code.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the Corporation.

Section 8.5                                STATEMENTS ON CERTIFICATE FOR SHARES.

Any certificates issued in accordance with Section 8.4(a) above shall also contain such legend or other statement as may be required by law, by these Bylaws or by any agreement between the Corporation and the issuee thereof.

Section 8.6                                LOST, STOLEN OR DESTROYED CERTIFICATES.

No new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that the Board of Directors, the Chairman of the Board or the President may, in case any certificate for shares is lost, stolen, mutilated or destroyed, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Corporation, as the Board of Directors, the Chairman of the Board or the President shall determine.  In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the relevant provisions of the California Commercial Code.

Section 8.7                                REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

Any person designated by resolution of the Board of Directors or, in the absence of such designation, the Chairman of the Board, the President or any Vice President or the Secretary, or any other person authorized by any of the foregoing, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, owned by the Corporation.

Section 8.8                                CONSTRUCTION AND DEFINITIONS.

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law shall govern the construction of these Bylaws.

Section 8.9                                PURCHASE OF LIABILITY INSURANCE.

The Corporation may, if and to the extent the Board of Directors so determines by resolution, purchase and maintain insurance in an amount and on behalf of such agents of the Corporation as the Board may specify in such resolution against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the capacity to indemnify the agent against such liability under the provisions of this Section 8.9.

ARTICLE IX

AMENDMENTS

Section 9.1                                POWER OF SHAREHOLDERS.

New Bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written consent of the shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

Section 9.2                                POWER OF DIRECTORS.

Subject to the right of shareholders (as provided in Section 9.1) to adopt, amend or repeal Bylaws, these Bylaws may be adopted, amended or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in Section 3.2 of these Bylaws.

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CERTIFICATE OF ASSISTANT SECRETARY

I, the undersigned, do hereby certify:

1.           That I am the duly elected and acting Assistant Secretary of Mission Community Bancorp, a California corporation; and

2.           That the foregoing Amended and Restated Bylaws, comprising twenty (20) pages, constitute the Bylaws of said Corporation as duly adopted by action of the Board of Directors of the Corporation, duly taken on March 27, 2012.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of March, 2012.

/s/ Cindy M. Harrison Cindy M. Harrison Assistant Secretary

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